Exhibit 99.1

2024 Fourth Quarter and Full Year Financial Results February 19, 2024 NYSE: CF

Safe harbor statement

All statements in this presentation by CF Industries Holdings, Inc. (together with its subsidiaries, the "Company"), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" or "would" and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about: strategic plans and management's expectations with respect to the production of low-carbon ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this presentation. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company's business and the impact of global supply and demand on the Company's selling prices; the global commodity nature of the Company's nitrogen products, the conditions in the international market for nitrogen products, and the intense global competition from other producers; conditions in the United States, Europe and other agricultural areas, including the influence of governmental policies and technological developments on the demand for our fertilizer products; the volatility of natural gas prices in North America and the United Kingdom; weather conditions and the impact of adverse weather events; the seasonality of the fertilizer business; the impact of changing market conditions on the Company's forward sales programs; difficulties in securing the supply and delivery of raw materials or utilities, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the Company's reliance on a limited number of key facilities; risks associated with cybersecurity; acts of terrorism and regulations to combat terrorism; risks associated with international operations; the significant risks and hazards involved in producing and handling the Company's products against which the Company may not be fully insured; the Company's ability to manage its indebtedness and any additional indebtedness that may be incurred; the Company's ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the Company's credit ratings; risks associated with changes in tax laws and disagreements with taxing authorities; risks involving derivatives and the effectiveness of the Company's risk management and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions; the development and growth of the market for green and low-carbon ammonia and the risks and uncertainties relating to the development and implementation of the Company's low-carbon ammonia projects; and risks associated with expansions of the Company's business, including unanticipated adverse consequences and the significant resources that could be required. More detailed information about factors that may affect the Company's performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.'s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.'s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company's web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Note regarding non - GAAP financial measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, and free cash flow to adjusted EBITDA conversion, which are non - GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non - GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepar ed in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash f low , and free cash flow to adjusted EBITDA conversion included in this presentation may not be comparable to similarly titled meas ure s of other companies. Reconciliations of EBITDA, adjusted EBITDA, and free cash flow to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income) — net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both in ter est and amortization, and the portion of depreciation that is included in noncontrolling interest. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, inve sto rs and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year - over - year performance. Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flow s, reduced by capital expenditures and distributions to noncontrolling interests. Free cash flow to adjusted EBITDA conversion i s defined as free cash flow divided by adjusted EBITDA. The Company has presented free cash flow and free cash flow to adjusted EBITDA conversion because management uses these measures and believes they are useful to investors, as an indication of the strength of the Company and its ability to generate cash and to evaluate the Company’s cash generation ability relative to it s i ndustry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

4 Industry leading operational excellence drives cash generation (1) See appendix for reconciliation of adjusted EBITDA to the most directly comparable GAAP measure (2) Share repurchases and dividends paid in FY 2024 (3) See appendix for reconciliation of free cash flow to the most directly comparable GAAP measure (4) As of December 31, 2024 (5) Per 200,000 work hours as of December 31, 2024 (6) Represents 2024 free cash flow divided by 2024 adjusted EBITDA; see appendix for reconciliations of free cash flow and adjust ed EBITDA to the most directly comparable GAAP measures ~94% FY 2024 Capacity Utilization 0.31 12 - month Rolling Average Recordable Incident Rate (5) World’s Largest Ammonia Producer 63% 2024 FCF/Adj EBITDA Conversion (6) $562M Q4 2024 Adjusted EBITDA (1) $2.3B FY 2024 Adjusted EBITDA (1) $2.3B FY 2024 Cash from Operations $1.4B FY 2024 Free Cash Flow (3) $1.9B FY 2024 Capital Returned to Shareholders (2) $1.1B Remaining in Current $3B Share Repurchase Authorization (4) $1.2B FY 2024 Net Earnings $328M Q4 2024 Net Earnings

5 Leading converter of EBITDA into Cash FCF to adjusted EBITDA conversion (1) 63% 3% 39% 12% CF Yara Nutrien Mosaic Full Year 2024 LTM Q3 2024 $2,254 $5,375 $2,051 $2,284 Adj. EBITDA (2) $1,618 $4,562 $1,286 $2,271 Cash from Operations $266 $2,101 $61 $1,445 Free Cash Flow 317.6 493.9 254.7 169.9 Shares Outstanding (as of period ending) $7,808 $22,079 $6,744 $14,494 Market Cap (3) (in millions) (1) Represents period ended free cash flow divided by period ended adjusted EBITDA; see appendix for reconciliations of free cash fl ow and adjusted EBITDA to the most directly comparable GAAP measures (2) Represents full year 2024 or LTM Q3 2024 adjusted EBITDA (or EBITDA excluding special items) as reported by CF Industries, Ya ra International, Nutrien and Mosaic; see appendix for reconciliation of CF adjusted EBITDA (3) CF market cap calculated as shares outstanding of 169,882,990 multiplied by share price of $85.32 as of December 31, 2024, ma rke t cap and shares outstanding for Yara International, Nutrien and Mosaic as reported from Capital IQ as of December 31, 2024 Source: Capital IQ February 17, 2025

6 Fourth quarter and full year 2024 adjusted EBITDA (1) See appendix for reconciliation of adjusted EBITDA to the most directly comparable GAAP measure 6 Adj. EBITDA FY 2023 FY 2024 vs FY 2023 Adjusted EBITDA (1) Q4 2024 vs Q4 2023 Adjusted EBITDA (1) $ millions Adj. EBITDA FY 2024 $ 592 $ (36) $(35) $46 $(5) $562 Adj. EBITDA Q4 2023 Price Volume Realized Gas Cost Other Adj. EBITDA Q4 2024 Price Volume Realized Gas Cost Other $2,760 $ (716) $(151) $436 $(45) $2,284 $ millions

7 Returned $1.9B to shareholders; the highest return in the past decade $1,877 $420 $(197) $(461) $(25) $1,614 Cash Q3 2024 (1) Cash from Operations Capex Return to Shareholders (2) Other Cash Q4 2024 (1) $2,032 $1,614 $2,271 $(518) $(308) $(1,873) $10 Q4 2024 Cash Sources and Uses FY 2024 Cash Sources and Uses $ millions $ millions Cash 2023 (1) Cash from Operations Capex CHS Distributions (3) Return to Shareholders (2) Other Cash 2024 (1) (1) Represents the cash and cash equivalents balance on the Company's Consolidated Balance Sheet at the end of each respective pe rio d (2) Share repurchases and dividends paid in Q4 2024 and FY 2024 (3) Semi - annual distributions paid to noncontrolling interest in FY 2024

Creating value by increasing nitrogen participation per share

Intend to repurchase remaining $1.1B of authorization by December 2025 expiration



Annual Nitrogen Equivalent
Tons per 1,000 Shares Outstanding
Since 2010:
Increased production capacity 36%
Decreased share count 52%
17
30
39
48
2010
2015
2020
2024

	2010		2015		2020		2024
Production Capacity millions (nutrient tons)	6.0(1)	+16%	7.0(2)	+18%	8.2	• UK decommissioned • Waggaman acquired	8.2
Million Shares Outstanding(3)	356.3	(35)%	233.1	(8)%	214.0	(21)%	169.9

All N production numbers based on year end figures per 10-K filings

(1) Beginning in 2010 includes capacity from Terra Industries acquisition

(2) Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests

(3) Share count based on end of period common shares outstanding; share count prior to 2015 based on 5-for-1 split-adjusted shares

Notes:

- *Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara*
- *Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal*
- *Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF's acquisition of publicly traded TNH units*
- *Beginning in 2022 includes decrease in production capacity due to Ince plant closure*
- *Beginning in 2023 includes decrease in production capacity due to Billingham NH_3 plant closure and additional production capacity from Waggaman ammonia production complex*

CF

8

Evaluation of greenfield low-carbon ammonia production facility nearing completion

Clean Energy Growth

Blue Point Project Summary

~$4B
ammonia production unit

~$500M
scalable infrastructure

1.4 MMT
production capacity

>90% CO_2
emissions capture rate

CF ownership expected **40-75%** (1)

Key Milestones

- ✓ Multiple FEED studies completed
- ✓ ATR technology selected
- ○ Finalizing structure and agreements
- ○ Final investment decision

(1) CF ownership to be determined by negotiations with partner(s) regarding equity/offtake agreements

CF 9

10 Demand Growth FID/Under Contruction… Expected European Closures 2029 Supply Projected capacity shortfall requires at least eight additional world - scale (1) ammonia facilities to meet demand growth (1) World - scale plant represent 1.1 MMT of nameplate capacity (2) Demand growth includes traditional and clean energy growth at ~1.5% CAGR Sources: Industry Publications, IFA, CF Analysis; capacity additions include CF - assessed firm projects Estimated 5 - year Global Ammonia Demand and Supply Growth (ex. China) (Million metric tons) 8.3 MMT 3 - 4 MMT 4 - 5 MMT Demand Growth 2025 – 2029 (2) 12 - 14 MMT Supply Growth 2025 - 2029 Expected European Closures 8 - 9 MMT shortfall Additional ammonia facilities required Net Additions FID/Under Construction Additions 2029 Required Supply

11 Global Energy Price 2023 - 2025F Source: ICE, Bloomberg, CF Analysis (1) Assumes North American production to be 37.2 MMBtu per MT of ammonia for feedstock and fuel and European production assumed at 37.8 M MBt u per MT for feedstock and fuel with a forward spread HH vs TTF of ~$10/MMBtu Forward energy spreads remain favorable for low - cost producers; Europe remains global marginal producer $- $2 $4 $6 $8 $10 $12 $14 $16 $18 Jan-23 Jul-23 Jan-24 Jul-24 Jan-25 Jul-25 USD per MMBtu ~$400/mt (1) ammonia margin opportunity TTF (Europe) natural gas JKM (Asia) natural gas Henry Hub (North America) natural gas

12 2020 2021 2022 2023 2024 2025F Near - term global nitrogen supply - demand dynamics Sources: Industry Publications, CRU Urea Market Outlook as of December 2024, CF Analysis India Urea Imports 5.3 MMT 6.0 - 7.0 MMT 2020 2021 2022 2023 2024 2025F China Urea Exports Million metric tons 4.3 MMT 1.5 - 3.0 MMT 2020 2021 2022 2023 2024 2025F Brazil Urea Imports 8 .3 MMT 2025 Nitrogen Market Outlook  Global grains stocks - to - use ratio tightening  United States corn plantings expected to be ~93 million acres  Europe remains the marginal producer  Chinese exports may resume after spring application season  Russian exports expected to remain below pre - war levels  Gulf Coast Ammonia 1.3 MMT capacity expected in 2025 8.0 - 8.5 MMT 260k MT Near - term global nitrogen market remains constructive

13 $5.00 $4.50 $4.00 $3.50 $3.00 $2.50 $2.00 $0.7 $0.8 $1.0 $1.1 $1.3 $1.4 $1.5 $300 $1.5 $1.6 $1.7 $1.9 $2.0 $2.2 $2.3 $350 $2.2 $2.4 $2.5 $2.6 $2.8 $2.9 $3.0 $400 $3.0 $3.1 $3.3 $3.4 $3.5 $3.7 $3.8 $450 $3.7 $3.9 $4.0 $4.1 $4.3 $4.4 $4.6 $500 $4.5 $4.6 $4.8 $4.9 $5.0 $5.2 $5.3 $550 $5.2 $5.4 $5.5 $5.7 $5.8 $5.9 $6.1 $600 CF Industries Adjusted EBITDA sensitivity table Table illustrates the CF Industries business model across a broad range of industry conditions $50/ton urea realized movement implies ~$750M change in Adjusted EBITDA on an annual basis (1) Based on 2024 sales volumes of approximately 18.9 million product tons, 2024 gas consumption of 346 million MMBtus and 2024 n itr ogen product sales price relationships. Changes in product prices and gas costs are not applied to the CHS minority interest or industrial contracts w her e CF Industries is naturally hedged against changes in product prices and gas costs. Excludes EBITDA benefit of UK carbon credit sales (2) Assumes that a $50 per ton change in urea prices is also applied proportionally to all nitrogen products and is equivalent to a $34.78 per ton change in UAN price, $36.96 per ton change in AN price, $89.14 per ton change in ammonia price, and $21.20 per ton change in the price of t he Other segment Adjusted EBITDA Sensitivity to Natural Gas and Urea Prices (1) $ billions CF Realized Natural Gas Cost ($/MMBtu) CF Realized Urea Price ($/ton) (2)

Appendix

15 Evaluate accretive acquisitions Margin enhancing projects Share repurchases and quarterly dividends Low - carbon ammonia production growth Pathways to grow shareholder value Creating substantial value for long - term shareholders Return capital to shareholders Inorganic growth opportunities Invest in high return projects within our network Disciplined growth initiatives & clean energy

16 $0 $50 $100 $150 $200 $250 $300 2023 2024E 2025F Corn Soybeans Wheat Below average global coarse grains stocks - to - use and f arm economics support favorable nitrogen demand in 2025 (1) Crop futures prices represent Marketing Year (September – August) average daily settlement of the front month future contracts f or 2012/13 through 2023/24. 2024/25F represents actual futures settlements through January 21, 2025, and the forward curve through August 2025 (2) Annual cash cost on a per acre basis, including cash rent and other variable costs such as fertilizers, chemicals, seed, fuel , e nergy, machinery, and labor; 2023 data from USDA Commodity Cost and Returns. 2024 estimate and 2025 forecast returns use USDA baseline projections and costs from USDA forecast/CF analysis Source: USDA, DTN, CME, CF Analysis Anticipated Average Returns over Variable and Land Cost (2) $/acre, U.S. average Global Coarse Grains Stocks - to - Use Ratio vs Corn Futures Prices (1) $0 $1 $2 $3 $4 $5 $6 $7 $8 0% 2% 4% 6% 8% 10% 12% 14% 16% World ex-China Crop Futures Price (RHS)

17 Outstanding safety performance drives industry leading production capacity utilization (1) Source of data: December 17, 2024 CRU Ammonia Database (2) Represents CF Industries historical North American production and CRU’s capacity estimates for CF Industries (3) Calculated by removing CF Industries’ annual reported production and capacity from the CRU data for all North American ammoni a p roduction peer group (4) ~0.8 million tons represents the difference between CF Industries’ actual trailing 5 - year average ammonia production of 9.4 mill ion tons at 96% of capacity utilization and the 8.6 million tons CF Industries would have produced if operated at the 88% CRU North American benchmark excluding CF Industries Note: CRU North American peer group includes AdvanSix , Austin Powder (US Nitrogen), Carbonair , CF Industries, Chevron, CVR Partners, Dakota Gasification Co, Dyno Nobel, Fortigen , Incitec Pivot, Koch Industries, LSB Industries, LSB Industries/Cherokee Nitrogen, Mississippi Power, Mosiac , Nutrien, OCI N.V., RenTech Nitrogen, Sherritt International Corp, Shoreline Chemical, Simplot, Yara International North American Ammonia Percent of Capacity Utilization (1) 5 - Year Rolling Avg. Percent of Capacity CF’s 8% greater capacity utilization yields an additional ~0.8 million tons of ammonia annually (4) 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 2012 2015 2018 2021 2024 Total injuries per 200,000 work hours Total Recordable Incident Rate BLS Fertilizer Manufacturing CF Industries As of December 31, 2024, the 12 - month rolling average recordable incident rate was 0.31 per 200,000 work hours 96% 97% 96% 86% 87% 88% 80% 82% 84% 86% 88% 90% 92% 94% 96% 98% 100% 5 years ending 2022 5 years ending 2023 5 years ending 2024 CF North America (2) North America Excl. CF (3)

Financial results – fourth quarter and FY 2024

In millions, except percentages, per MMBtu and EPS	Q4 2024	Q4 2023	FY 2024	FY 2023
Net sales	$ 1,524	$ 1,571	$ 5,936	$ 6,631
Gross margin	524	501	2,056	2,545
- As a percentage of net sales	34.4 %	31.9 %	34.6 %	38.4 %
Net earnings attributable to common stockholders	$ 328	$ 274	$ 1,218	$ 1,525
Net earnings per diluted share	1.89	1.44	6.74	7.87
EBITDA(1)	582	556	2,331	2,707
Adjusted EBITDA(1)	562	592	2,284	2,760
Diluted weighted-average common shares outstanding	173.5	190.6	180.7	193.8
Natural gas costs in cost of sales (per MMBtu)(2)	$ 2.41	$ 2.79	$ 2.28	$ 3.26
Realized derivatives loss in cost of sales (per MMBtu)(3)	0.02	0.22	0.12	0.41
Cost of natural gas used for production in cost of sales (per MMBtu)	$ 2.43	$ 3.01	$ 2.40	$ 3.67
Avg daily market price of natural gas Henry Hub – Louisiana (per MMBtu)	2.42	2.74	2.25	2.53
Depreciation and amortization	221	229	925	869
Capital expenditures	197	188	518	499

(1) See appendix for reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures
(2) Includes the cost of natural gas used for production and related transportation that is included in cost of sales during the period under the first-in, first-out inventory method
(3) Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives

CF 18

Non - GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA 19 (1) Loan fee amortization is included in both interest expense (income) — net and depreciation and amortization FY 2023 FY 2024 Q4 2023 Q4 2024 In millions $ 1,838 $ 1,477 $ 352 $ 392 Net earnings (313) (259) (78) (64) Less: Net earnings attributable to noncontrolling interest 1,525 1,218 274 328 Net earnings attributable to common stockholders (8) (2) (8) 14 Interest expense (income) — net 410 285 84 41 Income tax provision 869 925 229 221 Depreciation and amortization Less other adjustments: (85) (91) (22) (21) Depreciation and amortization in noncontrolling interest (4) (4) (1) (1) Loan fee amortization (1) $ 2,707 $ 2,331 $ 556 $ 582 EBITDA Unrealized net mark - to - market (gain) loss on natural gas derivatives Gain on foreign currency transactions, including intercompany (39) (35) 26 (2) — — (5) (2) — (16) — (16) loans Impact of employee benefit plan policy change 10 — 3 — U.K. operations restructuring 39 4 12 — Acquisition and integration costs 43 — — — Impairment of equity method investment in PLNL 53 (47) 36 (20) Total adjustments $ 2,760 $ 2,284 $ 592 $ 562 Adjusted EBITDA

Non-GAAP: reconciliation of cash from operations to free cash flow

In millions, except percentages	CF FY 2024	Yara FY 2024	Nutrien LTM Q3 2024	Mosaic LTM Q3 2024
Cash provided by operating activities	**$ 2,271**	**$ 1,286**	**$ 4,562**	**$ 1,618**
Capital expenditures[1]	(518)	(1,038)	(2,064)	(1,317)
Non-controlling interests	(308)	-	-	(35)
Principal amount of lease payments[2]	-	(187)	(397)	-
Free cash flow[3]	$ 1,445	$ 61	$ 2,101	$ 266
Adjusted EBITDA[4]	$ 2,284	$ 2,051	$ 5,375	$ 2,254
Free cash flow to adjusted EBITDA conversion[5]	63%	3%	39%	12%

(1) Intangible assets excluded from capital expenditures for Nutrien
(2) The accounting for leases for companies whose financial statements are prepared in accordance with International Financial Reporting Standards (IFRS) has changed due to the application of 'IFRS 16 Leases'. As a result, the principal amount of lease payments, which are classified as financing activities under IFRS 16, have been included in the calculation of free cash flow, which may not have been restated, and to financial statements prepared under US GAAP
(3) Represents cash provided by operating activities less capital expenditures, distributions to noncontrolling interests and principal amount of lease payments classified as financing activities under IFRS calculated from the FY 2024 consolidated statements of cash flows for CF Industries, Yara International and LTM Q3 2024 cash flows for Nutrien and Mosaic
(4) Represents full year 2024 or LTM Q3 2024 adjusted EBITDA (or EBITDA excluding special items) as reported by CF Industries, Yara International, Nutrien and Mosaic
(5) Represents free cash flow divided by LTM adjusted EBITDA at end of respective period

CF 20